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                                                                     EXHIBIT 7.z

                               Agreement of Joint Filing


               The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended, the Statement dated September 29, 1998 containing the information required by
Schedule 13D, for the shares of Common Stock of CardioDynamics International Corporation, held by CardioDynamics Holdings, LLC, a California limited liability company, and by the undersigned individuals.



September 29, 1998                      CARDIODYNAMICS HOLDINGS, LLC



                                        By: /s/ Allen Paulson
                                        --------------------------------------
                                                Allen Paulson, Member


                                        By: /s/ James Gilstrap
                                        --------------------------------------
                                                James Gilstrap, Member


                                        /s/ Allen Paulson
                                        --------------------------------------
                                            ALLEN PAULSON


                                        /s/ James Gilstrap
                                        --------------------------------------
                                            JAMES GILSTRAP


                                        /s/ Nicholas Diaco
                                        --------------------------------------
                                            NICHOLAS DIACO


                                        /s/ Joseph Diaco
                                        --------------------------------------
                                            JOSEPH DIACO







                                EXHIBIT 7.z - 1